UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2021

Esperion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150

Ann Arbor, MI

(Address of principal executive offices)

48108

(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESPR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2021, the Board of Directors (the “Board”) of Esperion Therapeutics, Inc (the “Company”) elected Seth H.Z. Fischer to fill in the newly created vacancy on the Board resulting from an increase in size of the Board from eight (8) directors to nine (9) directors, effective October 28, 2021. Mr. Fischer will serve as a Class III director with a term expiring at the annual meeting of stockholders to be held in 2022, at which time he will stand for election by the Company’s stockholders, or until his earlier death, resignation or removal. The Board determined that Mr. Fischer is an independent director as that term is defined by the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market, LLC. Mr. Fischer will serve as the chairperson of the Nominating and Governance Committee and as a member of the Compliance Committee, effective as of October 28, 2021.

Mr. Fischer currently serves as a member of the Board of Directors of Spectrum Pharmaceuticals, Inc. (SPPI), Marinus Pharmaceuticals, Inc. (MRNS), Agile Therapeutics, Inc. (AGRX), and is also an advisor to MedHab, LLC. Mr. Fischer also served on the Board of Directors of BioSig Technologies, Inc. (BSGM) from May 2013 to May 2019. From September 2013 to December 2017, Mr. Fischer served as the Chief Executive Officer and as a Director of Vivus, Inc. (VVUS), a publicly traded biopharmaceutical company commercializing and developing innovative, next-generation therapies to address unmet needs in obesity, diabetes, sleep apnea and sexual health.

Prior to Vivus, Mr. Fischer served in various positions of increasing responsibility at Johnson & Johnson, most recently as company Group Chairman, Johnson & Johnson and Worldwide Franchise Chairman of Cordis Corporation. Prior to that, he served as company Group Chairman, North America Pharmaceuticals, which included responsibilities for Ortho-McNeil Pharmaceuticals, Janssen and Scios. Prior to that, Mr. Fischer served as President of Ortho-McNeil Pharmaceuticals. Mr. Fischer’s operating responsibilities encompassed the commercialization of products in multiple therapeutic categories including neurologic products for epilepsy and migraines and products in the analgesic, anti-infective, cardiovascular, psychiatric and women’s health areas.

As a non-employee director, Mr. Fischer will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation program. There are no arrangements or understandings between Mr. Fischer and any other person pursuant to which Mr. Fischer was selected as a director, and there are no transactions between Mr. Fischer and the Company that would require disclosure under Item 404(a) of Regulation S-K. In addition, the Company has entered into an indemnification agreement with Mr. Fischer in connection with his appointment to the Board which is in substantially the same form as that entered into with the other directors of the Company.

Item 7.01 - Regulation FD Disclosure

On November 1, 2021, the Company issued a press release announcing the appointment of a new director. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated November 1, 2021.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2021	Esperion Therapeutics, Inc.

	By:	/s/ Sheldon L. Koenig
Sheldon L. Koenig
President and Chief Executive Officer